UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 661-7488

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, the Board of Directors of Wilhelmina International, Inc. (the “Company”) terminated the employment of David Chaiken as Chief Accounting Officer of the Company.

Effective April 22, 2016, the Board of Directors appointed James A. McCarthy, age 38, to serve as Chief Financial Officer of the Company. Prior to joining the Company, Mr. McCarthy had since 2009 served as the Controller of Orchard Media, Inc., a music, video and film distribution company that was ultimately acquired by a subsidiary of Sony Corporation. Previously, he had since 1999 been a Senior Manager at the international accounting firm of Ernst & Young LLP. Mr. McCarthy is a Certified Public Accountant licensed in New York and holds a Bachelor of Business Administration degree from Georgetown University.

Mr. McCarthy has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. McCarthy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter with Mr. McCarthy confirming his at-will employment as Chief Financial Officer of the Company.  The employment letter provides for a starting base salary of $225,000 per year and a discretionary annual bonus targeted at 30% of base salary based on the achievement of financial, strategic and/or personal goals to be set by the Board of Directors. Mr. McCarthy is eligible to participate in the Company’s 2015 Incentive Plan and is entitled to all other benefits offered by the Company to its employees.  In accordance with the employment letter, Mr. McCarthy has initially been granted options to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the Fair Market Value (as defined in the 2015 Incentive Plan) on the date of grant, which stock options vest in five equal annual installments and terminate ten years from the date of grant. In the event Mr. McCarthy’s employment with the Company is terminated without cause (as determined by the Board of Directors), he will be entitled to receive 60 days of base salary. Pursuant to the employment letter, Mr. McCarthy has agreed to certain covenants with respect to non-disclosure of confidential information, ownership of intellectual property, non-competition and non-solicitation. The foregoing description of the employment letter is qualified in its entirety by reference to the definitive document filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 8.01	Other Events

The Company issued a press release on April 25, 2016, announcing Mr. McCarthy’s appointment as its Chief Financial Officer, a copy of which is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

10.1	Letter agreement dated April 4, 2016, between Wilhelmina International, Inc. and James McCarthy.

99.1	Press release dated April 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILHELMINA INTERNATIONAL, INC.

Date: April 25, 2016	By:	/s/ William J. Wackerman
William J. Wackerman, President and Chief Executive Officer